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                                                                   Exhibit 24.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 12, 1998 accompanying the consolidated financial statements of Noble International, Ltd. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP



Detroit, Michigan
November 23, 1998